Exhibit 99.2

GRAIN WEALTH LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

GRAIN WEALTH LIMITED AND SUBSIDIARIES
INDEX TO CONDENCED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Unaudited Condensed Consolidated Financial Statements:

Condensed Consolidated Balance Sheets - As of September 30, 2010 and June 30, 2010	F-2

Condensed Consolidated Statements of Income and Comprehensive Income - For the Three Months ended September 30, 2010 and 2009	F-3

Condensed Consolidated Statements of Changes in Stockholders’ Equity - For the Three Months ended September 30, 2010 and 2009	F-4

Condensed Consolidated Statements of Cash Flows - For the Three Months ended September 30, 2010 and 2009	F-5

Notes to Unaudited Condensed Consolidated Financial Statements	F-6 to F-19

GRAIN WEALTH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
	September 30, 2010	June 30, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,571,209	$1,802,342
Accounts receivable	2,872,054	642,021
Inventories	6,098,290	5,570,594
Advances to suppliers and other prepaid expense	142,497	123,016
Total Current Assets	12,684,050	8,137,973

Property, plant and equipment, net	8,924,178	8,917,152
Farmland development costs,net	5,748,115	5,807,431
Land use rights under capital lease	191,851	189,792
Deposit on land use right	179,155	176,248

Total Assets	$27,727,349	$23,228,596

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term loan payable	$6,852,690	$5,045,090
Short-term obligation under capital lease	887	858
Accounts payable	1,327,831	729,996
Advance from customers	168,383	-
Payroll payable	128,352	106,814
Taxes payable	189,588	127,714
Dividends Payable	941,293	926,017
Due to related parties	389,373	379,570
Total Current Liabilities	9,998,397	7,316,059

Long-term loan payable	746,480	734,365
Long-term obligation under capital lease	206,875	203,746

Total Liabilities	$10,951,752	$8,254,170

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY:
Common stock, par value $1, 10,000 shares authorized, 10,000 shares issued and outstanding as of September 30, 2010 and June 30, 2010	10,000	10,000
Additional paid in capital	3,867,215	3,867,215
Retained earnings	11,372,910	9,837,623
Statutory reserve	704,289	704,289
Accumulated other comprehensive income -	821,183	555,299
Total Stockholders’ Equity	16,775,597	14,974,426

Total Liabilities and Stockholders’ Equity	$27,727,349	$23,228,596

The accompanying footnotes are an integral part of these condensed consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	For the three months Ended September 30,
	2010	2009
NET REVENUES	$7,523,433	$3,829,380
COST OF REVENUES	5,447,965	2,377,195
GROSS PROFIT	2,075,468	1,452,185
	-
OPERATING EXPENSES:	-
Selling and marketing expenses	245,660	204,507
General and administrative expenses	212,456	164,027
Total Operating Expenses	458,116	368,534
	-
INCOME FROM OPERATIONS	1,617,352	1,083,651

OTHER (EXPENSE) INCOME:
Interest income	-	-
Interest expense	(96,814)	(80,336)
Non-operational income	14,749	20,359
Total Other (Expense) Income	(82,065)	(59,977)
	-
INCOME BEFORE INCOME TAXES	1,535,287	1,023,674
INCOME TAXES	-	-
NET INCOME	$1,535,287	$1,023,674

COMPREHENSIVE INCOME:
Net Income	$1,535,287	$1,023,674
Other Comprehensive Income:
Foreign currency translation gain	265,884	10,144
TOTAL COMPREHENSIVE INCOME	$1,801,171	$1,033,818

BASIC AND DILUTED INCOME PER COMMON SHARE	$153.53	$102.37

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	10,000	10,000

The accompanying footnotes are an integral part of these condensed consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATE STATEMENTS OF CHANGE IN STOCKHOLDERS' EQUITY
For the three months ended September 30, 2010 and 2009 (UNAUDITED)

	Common Stock Par value $1		Additional	Retained	Statutory	Accumulated Other Comprehensive	Total Stockholders'
	No. of Shares	Amount	Paid-in Capital	Earnings	Reserve	Income	Equity
Balance, June 30, 2009	10,000	$10,000	$1,197,729	$6,708,817	$704,289	$515,338	$9,136,173

Cash dividends declared	-	-	-	(3,559,314)	-	-	(3,559,314)

Cash dividends reinvested	-	-	2,669,486	-	-	-	2,669,486

Comprehensive income:
Net income for the period	-	-	-	1,023,674	-	-	1,023,674

Foreign currency translation adjustment	-	-	-	-	-	10,144	10,144

Balance, September 30, 2009	-	$10,000	$2,669,486	$1,023,674	$-	$10,144	$3,703,304

Balance, June 30, 2010	10,000	$10,000	$3,867,215	$9,837,623	$704,289	$555,299	$14,974,426

Comprehensive income:
Net income for the period	-	-	-	1,535,287	-	-	1,535,287

Foreign currency translation adjustment	-	-	-	-	-	265,884	265,884

Balance, September 30, 2010	10,000	$10,000	$3,867,215	$11,372,910	$704,289	$821,183	$16,775,597

The accompanying footnotes are an integral part of these condensed consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months Ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,535,287	$1,023,674
Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
Depreciation	158,926	131,118
Amortization-farmland development costs	153,241	35,868
Amortization-land use rights under capital lease	1,059	1,049
Changes in assets and liabilities:
Accounts receivable	(2,192,527)	(513,591)
Inventories	(430,512)	(1,845,519)
Advances to suppliers and other prepaid expense	(17,240)	(673)
Accounts payable	578,690	138,134
Advance from customers	166,341	(725,720)
Payroll payable	19,536	11,869
Taxes payable	59,042	24,312
Due to related party	3,283	3,266
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	35,126	(1,716,213)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(20,542)	(153,547)

NET CASH USED IN INVESTING ACTIVITIES	(20,542)	(153,547)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short-term Loan Payable	1,703,459	730,877
Repayment of loan from related party	-	1,242,490

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,703,459	1,973,367

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	50,824	1,699

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,768,867	105,306

CASH AND CASH EQUILAVENTS - beginning of period	1,802,342	1,563,002

CASH AND CASH EQUIVALENTS - end of period	$3,571,209	$1,668,308

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$93,369	$77,070
Income taxes	$-	$-

The accompanying footnotes are an integral part of these condensed consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

Grain Wealth Limited is a limited liability company organized under the laws of the British Virgin Island (the “Grain Wealth”) on September 8, 2010.  Grain Wealth owns 100% of the issued and outstanding capital stock of Qiyang County Xiangmei Food Technical Research and Development Co., Ltd. (“Xiangmei Food”), a wholly foreign-owned enterprise (“WFOE”) with limited liability incorporated under the People’s Republic of China (the “PRC”) on December 20, 2010.  Xiangmei Food has entered into a series of contractual agreements with the owner of Hunan Xiangmei Food Co., Ltd. (“Hunan Xiangmei”).

Hunan Xiangmei is a limited liability company formed under laws of the PRC on March 27, 2006, with a total registered capital of RMB 10 million (approximate to $1.2 million), contributed by two individual shareholders, Mr. Wu YaoTian and Mr. Zhou Taiping. On December 24, 2009, Mr. Wu YaoTian transferred all of his ownership interest to Mr. Zhou Taiping, the Chairman of Hunan Xiangmei, and Mr. Zhou became the sole owner of Hunan Xiangmei, which is engaged in the business of growing, processing and distributing glutinous rice and other consumer food products such as frozen stuffed dumplings and ice cream products in the PRC.

On December 23, 2010, Xiangmei Food entered into a series of contractual arrangements with Hunan Xiangmei.  These contractual agreements require the pledge of Mr. Zhou’s equity interests in Hunan Xiangmei to Xiangmei Food. At any time during the agreement period, Xiangmei Food has exclusive rights to acquire any portion of the equity interests of Hunan Xiangmei. In addition, Xiangmei Food has sole discretion to appoint directors of Hunan Xiangmei and is entitled to certain management fees from Hunan Xiangmei.

Under these contractual arrangements, which obligate Xiangmei Food to absorb a majority of the risk of loss from Hunan Xiangmei’s activities and entitle it to receive a majority of its residual returns, Xiangmei Food has gained effective control over Hunan Xiangmei. Through these contractual arrangements, Xiangmei Food now holds the variable interests of Hunan Xiangmei, and Xiangmei Food becomes the primary beneficiary of Hunan Xiangmei. Based on these contractual arrangements, Hunan Xiangmei is considered as a Variable Interest Entity (“VIE”)  under ASC 810, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51", because the equity investor in Hunan Xiangmei no longer has the characteristics of a controlling financial interest. Accordingly, Hunan Xiangmei should be consolidated under ASC 810.

Grain Wealth is effectively controlled by the sole stockholder of Hunan Xiangmei, Mr. Zhou Taiping, and Grain Wealth has 100% equity interest in Xiangmei Food as of September, 30, 2010. Therefore, Xiangmei Food and Hunan Xiangmei are considered under common control. The consolidation of Xiangmei Food and Hunan Xiangmei has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive contractual agreements between Xiangmei Food and Hunan Xiangmei had become effective as of the beginning of the first period presented in the accompanying condensed consolidated financial statements.

Collectively, Grain Wealth, Xiangmei Food and Hunan Xiangmei are hereinafter referred to as the “Company”.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles of the United States (“US GAAP”). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. These condensed consolidated financial statements and notes should be read in conjunction with the audited consolidated June 30, 2010 and 2009 financial statements and notes contained elsewhere in this Form 8-K. Operating results for the three months ended September 30, 2010 and 2009 may not be necessarily indicative of the results that may be expected for the full years.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION (continued)

Principal of Consolidation

The condensed consolidated financial statements include the financial statements of Grain Wealth, Xiangmei Food and its 100% controlled subsidiary Hunan Xiangmei (collectively, “Company”). All significant inter-company balances and transactions are eliminated upon consolidation.

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates in 2010 and 2009 include the allowance for doubtful accounts, the reserve for slow moving or perishable inventory, the useful life of property and equipment and intangible assets, and assumptions used in assessing impairment of long-term assets.

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts payable and accrued expenses, and due to shareholders approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the condensed consolidated balance sheets at fair value in accordance with the accounting guidance.

The fair value of the long-term loan as of September 30, 2010 and 2009 also approximated their recorded value because the interest rate charged under the loan term are not substantially different than current interest rates.

The company evaluated the fair value of the capital lease obligation – related parties, net of current portion at the balance sheet dates and determined that the book value of equipment loans payable approximated the fair market value based on level 3 inputs. The fair market value was calculated using present value of capital lease payment discounted at rate of 6.39%

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions in the PRC. Balances in banks in the PRC are uninsured.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of credit risk

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. All of the Company’s cash is maintained with state-owned banks within the People’s Republic of China of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms.  The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. The Company does not have any allowance for doubtful accounts at September 30, 2010 and June 30, 2010.

Inventories

Inventories, consisting of raw materials, work in process and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. The Company maintains a relatively small balance of inventory on hand throughout the year and has not experienced any slow moving or perishable items. The Company does not consider it necessary to record any inventory reserve at September 30, 2010 and June 30, 2010. Prepayment for  growing crops, which is considered work in process, are reported at lower of cost or markets,  are mainly costs incurred to grow the crops. The costs included direct cost such as seed selections, fertilizer, labor costs and contract fee that are spent in growing glutinous rice, peanuts and sesame in the contracted farmland and indirect cost – amortization of farmland development cost. All the costs are accumulated until the time of harvest and then allocated to glutinous rice, peanuts and sesame based on usage of the farmland. In July and October, the harvest seasons of glutinous rice, and August, the harvest season of peanuts and sesame.

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews, long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges for the three months ended September 30, 2010 and 2009.

Income taxes

The Company is governed by the Income Tax Law of the People’s Republic of China.  The Company accounts for income taxes under the provisions of ASC740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statement basis of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company had no deferred taxes as of June 30, 2010 and 2009.

Pursuant to accounting standards related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Advances from customers

Advances from customers consist of prepayments from customers for merchandise that had not yet been shipped. The Company recognizes the deposits as revenue as customers take delivery of the goods, in accordance with its revenue recognition policy.  At September 30, 2010 and June 30, 2010, advances from customers amount to $ 168,383 and $0 respectively.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company recognizes revenues from the sale of glutinous rice and other consumer food upon shipment and transfer of title.

Shipping costs

Shipping costs are included in selling expenses and totaled $ 159,182 and $ 140,546 for the three months ended September 30, 2010 and 2009, respectively.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

Advertising is expensed as incurred and is included in selling expenses on the accompanying statement of operations. For the three months ended September 30, 2010 and 2009, advertising expense amounted to $ 5,876 and $ 7,241, respectively.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.  The cumulative translation adjustment and effect of exchange rate changes on cash for the three months ended September 30, 2010 and 2009 was $50,824 and $1,699, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses, if any, that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at September 30, 2010 and June 30, 2010 were translated at 6.6981 RMB to $1.00 and at 6.8086RMB to $1.00, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to the statements of income for the three months ended September 30, 2010 and 2009 were 6.7803RMB and 6.8411RMB to $1.00, respectively. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Comprehensive income

Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the three months ended September 30, 2010 and 2009, comprehensive income includes net income and unrealized gains from foreign currency translation adjustments.

Earnings per share (EPS)

Earnings per share is calculated in accordance with the ASC 260 (Originally issued as Statement of Financial Accounting standards No. 128, “Earnings per share”) superseded Accounting Principles Board Opinion No.15 (APB 15). Earnings per share for all periods presented has been restated to reflect the adoption of ASC 260 Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company shall disclose all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Recent accounting pronouncements

In December 2009, the FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46®. The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The adoption of this ASU did not have a material impact on its condensed consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts

ASC 810, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted ASC 810 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted ASC 810. The adoption of this ASC did not have any material impact on the Company’s condensed consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements”. ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

measurements, information about purchases, sales, issuances and settlements are presented separately. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of revised Level 3 disclosure requirements which are effective for interim and annual reporting periods beginning after December 15, 2010. Comparative disclosures are not required in the year of adoption. The Company adopted the provisions of the standard on January 1, 2010, which did not have a material impact on the Company’s condensed consolidated financial statements.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The adoption of this update did not have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3 – ACCOUNTS RECEIVABLE

At September 30, 2010 and June 30, 2010, accounts receivable consisted of the following:

	September 30, 2010	June 30, 2010
Accounts receivable	$2,872,054	$642,021
Less: allowance for doubtful accounts	-	-
	$2,872,054	$642,021

NOTE4 – INVENTORIES

At September 30, 2010 and June 30, 2010, inventories consisted of the following:

	September 30, 2010	June 30, 2010
Raw materials	$620,317	$301,985
Work in process	2,703,607	5,209,735
Finished goods	2,774,366	58,874

Less: Reserve for slow moving or perishable inventory	-	-
	$6,098,290	$5,570,594

NOTE5 – PROPERTY AND EQUIPMENT

At September 30, 2010 and June 30, 2010, property and equipment consist of the following:

	Useful Life	September 30, 2010	June 30, 2010
Office equipment and furniture	5 Years	$40,546	$38,296
Manufacturing equipments	5-10 Years	3,724,164	3,640,276
Vehicles	5 Years	135,838	138,215

Building and building improvements	5-30 Years	6,290,021	6,187,938

Less: accumulated depreciation		(1,865,964)	(1,677,415)
Construction-in-progress		599,573	589,842
		$8,924,178	$8,917,152

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE5 – PROPERTY AND EQUIPMENT (continued)

For the three months ended September 30, 2010 and 2009, depreciation expense amounted to $158,926 and $131,118 of which $98,078 and $ 73,440 is included in cost of sales, $7,932 and $ 6,911 included in selling expense, and $52,916 and $ 50,767 is included in general and administrative expenses, respectively.

NOTE 6 – FARMLAND DEVELOPMENT COSTS

There is no private ownership of land in the PRC. All land is owned by the government, which grants land use rights for a specified period of time. The Company has entered into several land developing agreements with a number of farming cooperatives since 2006. The farmland development costs were the costs to develop the farmland included water distribution systems and drainage tile. The Company hires labor to grow and harvest glutinous rice, peanuts and sesame by itself. The agreements have terms of 10 years with various due dates. .

The Company uses the straight-line method to amortize the long-term prepayments over the life of the contracts. As of September 30, 2010 and 2009, the Company has farmland development costs (net) in the amount of $ 5,748,115 and $5,807,431 respectively.

The details of the farmland development costs are listed as of September 30, 2010 and 2009:

	Useful Life	September 30, 2010	June 30, 2010
Farmland development costs	10 Years	6,204,894	6,104,192

Less: accumulated amortization		(456,779)	(296,761)

		$5,748,115	$5,807,431

NOTE 7 – DEPOSIT ON LAND USE RIGHTS

There is no private ownership of land in China. Land is owned by the government and the government grants land use rights for specified terms. As of September 30, 2010, the company has made deposit of 1,200,000RMB ($176,248) on the land use right of 100 Chinese acre in the Hunan QiYang Industry Development Zone. The land use rights will have 50 years term upon delivery of certificate of land use rights title from local government. As of September 30, 2010, the Company has not started using the land and recorded no amortization.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 8 – SHORT-TERM LOANS

At September 30, 2010 and June 30, 2010, loans payable consisted of the following:

	September 30, 2010	June 30, 2010
Loan payable to Agriculture Development Bank of China, due on May 30, 2011 with annual interest at of 5.31% and secured by certain equipments of the Company and real estate owned by Zhou Taiping and Zhou Jiling, Director and CEO of the Company respectively	$2,687,329	$2,643,715

Loan payable to Village Bank of Qiyang County due on March 25, 2011 with annual interest of 9.558% secured by assets of the Company	731,551	719,678

Loan payable to Agriculture Development Bank of China, due on May 12, 2011 and August 24, 2010 with annual interest of 5.31% and repaid by September 25, 2010	746,480	1,028,112

Loan payable to Agriculture Development Bank of China, due on May 18, 2011 with annual interest of 5.31%	746,480	-

Loan payable to Agriculture Development Bank of China, due on May 12, 2011 and September 28, 2010 but extended with annual interest of 5.31% and repaid by August 10, 2010	447,888	653,585

Loan payable Agriculture Development Bank of China, due on September 16, 2011 with annual interest of 5.31%	1,492,961	-

Total	$6,852,690	$5,045,090

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 9 – LONG-TERM LOAN

At April 29, 2008, the Company borrowed long-term loan of $746,480 (RMB 5,000,000) from Agriculture Development Bank of China, due on April 28, 2013, with annual interest rate of 7.74%, and secured by commercial real estate owned by Zhou Taiping and Zhou Jilin, Director and CEO of the Company respectively. The loan is utilized in purchasing glutinous rice powder product line and constructing warehouses.

Future annual principal payments of the loan payable subsequent to September 30, 2010 are as follows:

Twelve months ending September 30,	Amount
2011	$313,958
2012	223,944
2013	209,578
Total	$746,480

NOTE 10 - OBLIGATIONS UNDER CAPITAL LEASES

The following leased properties meeting capital lease criteria are capitalized at lower of present value of the related lease payments or the fair value of the leased assets at inception of the lease.

The Company leases a total of 7,529 square meters of lands as its manufacturing site from Zhou Jiling and Zhou Taiping CEO and Director of the Company respectively. The annual lease payment is RMB 94,861 (approximately $13,933) commencing on 2006. The lease is set to expire on September 30, 2055. The present value of the total lease payments at inception was RMB 1,414,260 (approximately $207,717), which was calculated with a discount rate of 6.39%, a prevailing PRC long-term borrowing rate in April, 2006.

As of September 30, 2010, future rental payments applicable to the above capital leases with remaining terms in excess of one year were as follows:

Twelve months ending September 30,	Capital lease payments
2011	$13,933
2012	13,933
2013	13,933
2014	13.933
2015	13,933
Thereafter	555,389
Total minimum lease payments	625,054
Less amount representing interest	417,292
Present value of net minimum lease payments	207,762
Less current obligation	887
Long-term obligations	$206,875

NOTE 11 – INCOME TAXES

The Company accounts for income taxes pursuant to the accounting standards that requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards.  Additionally, the accounting standards require the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009
NOTE 11 – INCOME TAXES (continued)

The Company is governed by the Income Tax Law of the People’s Republic of China. According to China State Administration to Taxation in Qiyang County in Hunan Province, from September 1, 2006 to December 24, 2009, the Company is foreign invested joint venture, which enjoyed income tax waiver in the first five years and half income tax waiver in the following three years. According to China State Administration to Taxation in Qiyang County in Hunan Province, because the Company was awarded as “a Leading Agricultural Enterprise in Hunan Province” and invested in Qiyang Industrial Development Zone, starting from December 24, 2009, the Company continues to enjoy income tax waiver. As a result, the Company had not incurred any income tax since its inception. All tax years since inception remain subject to examination by the tax authorities.

Value Added Tax

The Company is subject to value added tax (“VAT”) for manufacturing products including frozen foods and ice-cream. The applicable VAT tax rate is 17% for products sold in the PRC. The Company is exempt from paying VAT for sale of crops including glutinous rice, sesame and peanuts cultivated by the Company itself in accordance with VAT regulation in PRC. VAT payable in the PRC is charged on an aggregated basis at a rate of 17% on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of goods, any amount paid in respect of VAT included in the price or charges, and less any deductible VAT already paid by the taxpayer on purchases of goods in the same financial year. As of September 30, 2010 and 2009, the Company has accrued $189,588 and $127,714 of value-added tax.

NOTE 12 – DUE TO RELATED PARTY

On September 30, 2010 and June 30, 2010, the Company owed $0 and $7,305 (RMB 50,000) to Zhou Taiping, Director of the Company. From time to time, Zhou Taiping provided advances to the Company for working capital purpose. The advances were usually short-term in nature and bear interest rate same as popular bank interest rate in the same period. On September 30, 2010, the Company has paid off all advances from Zhou Taiping with the accrued interest outstanding. As of September 30, 2010 and June 30, 2010, the Company owed the accrued interest of $325,642 and $320,357 respectively.

The Company leases a total of 7,529 square meter of land as its manufacturing site from Zhou Jiling, CEO of the Company. As of September 30, 2010 and June 30, 2010, the Company owed to Zhou Jiling and Zhou Taiping, CEO and Director of the Company respectively, current capital lease obligation and interest expense of $ 63,731 and $59,213, respectively.

NOTE 13  – COMMITMENTS

On September 23, 2009, the Company signed a contract with the Management Committee of Qiyang Industrial Development Zone to purchase about 100 acre land use rights. Base on the contract, the Company is required to make investments worth at least RMB50,000,000 (approximately $7.5 million), including equipments and construction of building on the purchased land within two years of contract date.  If the Company’s total investments are below RMB 50,000,000, the Company needs to make payments of additional RMB 80,000 per acre, which adds up to four million RMB (approximately $0.6 million). As of September 30, 2010, the Company did not start the investment; the Company will start the investment in accordance with the term of the contract.

In March 2010, the Company entered into one-year purchase agreements with several farmers to purchase glutinous rice after harvest. The purchase price is RMB 3 yuan per kilogram (equivalent to $ 0.44 per kilogram). According to the agreements, the Company is responsible for providing the seeds to these farmers. The costs of the seeds will be deducted from the glutinous rice purchase amount. As of September 30, 2010, the purchase payment to be made is estimated to be $1,972,820 in total.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 13  – COMMITMENTS (continued)

The Company entered into annual land lease agreement with farming cooperatives to cultivate various crops. As mentioned Note 6, the Company also entered in farmland development agreements with these farming cooperatives, which automatically extend the land lease term to 10 years. The annual land lease fee is RMB 150 yuan ($22) per mu. As of June 30, 2010, future lease payments related to the land lease agreement was as follows:

Years ending September 30,	Land lease payments
2011	$1,101,386
2012	1,101,386
2013	1,101,386
2014	1,101,386
2015	1,101,386
Thereafter	5,506,932
Total minimum lease payments	$11,013,864

NOTE 14 – CONCENTRATION OF RISKS

Three major customers accounted for approximately 42.4% of the total sales for the three months ended September 30, 2010, with each customer individually accounting for 12.22%, 10.46% and 10.10%, respectively. No major customers accounted for more than 10% for the three months ended September 30, 2009.

No single vendor accounted more than 10% of the total revenue for the year ended June 30, 2010 and 2009.

NOTE 15 – SEGMENT INFORMATION

The Company sells glutinous rice and glutinous rice powder, frozen rice dumplings, frozen dumplings, frozen pasta, and ice cream, etc. The Company’s chief operating decision-makers (i.e. the chief executive officer and his direct reports) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues and cost of goods by product lines for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level.  Based on qualitative and quantitative criteria established by the accounting standard, “Disclosures about Segments of an Enterprise and Related Information”, the Company considers itself to be operating within one reportable segment.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 15 – SEGMENT INFORMATION (continued)

The Company’s net revenue and cost of goods sold by product lines for the year ended September 30, 2010 and 2009 are as follows:

Three months ended September 30, 2010	Glutinous Rice and Glutinous Rice Powder	Frozen Rice Dumplings	Frozen Dumplings	Frozen Pasta	Ice Cream	Peanut and Sesame	Total
Net Revenues	1,661,098	646,346	383,690	271,794	1,813,927	2,746,577	7,523,433

Cost of Sales	1,500,751	353,305	175,544	143,834	960,570	2,313,961	5,447,965

Gross Profit	160,347	293,041	208,146	127,960	853,358	432,616	2,075,468

Three months ended September 30, 2009	Glutinous Rice and Glutinous Rice Powder	Frozen Rice Dumplings	Frozen Dumplings	Frozen Pasta	Ice Cream	Peanut and Sesame	Total
Net Revenues	866,884	484,271	221,984	184,267	1,557,829	514,145	3,829,380

Cost of Sales	744,020	216,026	106,301	87,187	719,546	504,115	2,377,195

Gross Profit	122,864	268,245	115,683	97,080	838,282	10,030	1,452,185

NOTE 16 – STOCKHOLDERS’EQUITY

Grain Wealth was organized under the laws of British Virgin Islands on September 8, 2010. The Company is authorized to issue 10,000 shares of a single class with a par value of $1. Upon its inception, the Company issued common stock of 10,000 shares.

As of September 30, 2010, there were 10,000 shares of common stock issued and outstanding.

NOTE 17  – CASH DIVIDENDS

On October 4, 2009, Board of Directors of the Company announced a total of $3,560,314 (RMB 25,219,507) cash dividends, of which $890,078 (RMB 6,304,877) and $2,670,236 (RMB 18,914,630) will be distributed to Wu Yaotian and Zhou Taiping, respectively.  Zhou Taiping, Director of the Company re-invested his cash dividends into the Company, which is recorded as Additional Paid-in Capital.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the three months ended September 30, 2010 and 2009

NOTE 18  – STATUTORY RESERVES

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. The Company reserved up to 50% of the entities’ register capital at the year ended September 30, 2009. For the three months ended September 30, 2010, statutory reserve activity is as follows:

Balance – June 30, 2010	$703,873
Additional to statutory reserves	-
Balance – September 30, 2010	$703,873

NOTE 19 – SUBSEQUENT EVENTS

On January 28, 2011, the Company and its shareholders entered into a Share Exchange Agreement (“Exchange Agreement”) with NewEra Technology Development Co., Ltd, (“NewEra”), a public traded company in US. Pursuant to the terms of the Exchange Agreement, the shareholders of the Company transferred to all of the shares in exchange for the issuance of 9,200,000 shares of the common stock of NewEra as set forth in the Exchange Agreement, so that the shareholders of the Company shall own at least a majority of the outstanding shares of NewEra. The Share Exchange resulted in a change in the control of NewEra as the Shareholders of the Company became the majority shareholders of NewEra. Also, the original shareholders and directors of the NewEra resigned and the shareholders of the Company were elected as directors of the Company and appointed as its executive officers.

For accounting purpose, this transaction has been accounted for as a reverse acquisition. Accordingly, the Company and its subsidiaries are treated as the continuing entity for accounting purposes.

Immediately after the  Share Exchange, the Company entered into a securities purchase agreement  with four investors for the issuance and sale in a private placement of shares of Common Stock, for aggregate gross proceeds of $3,782,393 at a per share purchase price of $3.5769.